                                      Exhibit 4.3(A)

                                                             Form of Certificate
                                                             of Trust

                           CERTIFICATE OF TRUST OF
                   Chase Manhattan Auto Owner Trust 199_-_


    THIS Certificate of Trust of Chase Manhattan Auto Owner Trust 199_-_ (the "Trust"), dated as of __________, 199_, is being duly executed and filed by __________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

    1. Name. The name of the business trust formed hereby is Chase Manhattan Auto Owner Trust 199_.


    2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is __________________________________.


    3.  This Certificate of Trust shall be effective on ____________, 199_.

    IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                ______________________, not in its
                                individual capacity but solely as
                                trustee of the Trust

                                By: ______________________________
                                    Name:
                                    Title: